UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 16, 2015

(Date of Report (Date of Earliest Event Reported))

LA-Z-BOY INCORPORATED

(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

One La-Z-Boy Drive, Monroe, Michigan	48162-5138
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code (734) 242-1444

1284 North Telegraph Road, Monroe, Michigan 48162-3390

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On June 16, 2015, La-Z-Boy Incorporated issued a news release to report the company’s financial results for the fourth quarter and full year ended April 25, 2015. A copy of the news release is attached to this current report on Form 8-K as Exhibit 99.1. Exhibit 99.2 contains unaudited financial data.

The information in Item 2.02 of this report and the related exhibits (Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. Item 9.01  Financial Statements and Exhibits

On June 15, 2015, John H. Foss and Janet L. Gurwitch advised our Nominating and Governance Committee that they do not intend to stand for re-election to the Company’s Board of Directors at the Company’s annual shareholders meeting. Mr. Foss and Ms. Gurwitch both indicated that their decision resulted from demands of other on-going business and personal activities and is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Foss, who serves on the audit committee, and Ms. Gurwitch, who serves on the compensation and nominating and governance committees, intend to finish their current terms.  The Board of Directors has reduced the board’s size to nine seats effective immediately upon the expiration of the terms of these two directors at the annual meeting.

Item 9.01  Financial Statements and Exhibits

(d)        The following exhibits are furnished as part of this report:

Description
99.1	News Release Dated June 16, 2015
99.2	Unaudited financial schedules

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED
(Registrant)

Date: June 16, 2015

BY:	/s/ Margaret L. Mueller
Margaret L. Mueller
Vice President of Finance